EXHIBIT 23.01

               [DELOITTE & TOUCHE LLP LETTERHEAD]






INDEPENDENT ACCOUNTANT'S CONSENT

We consent to the use in this Registration Statement on Form S-1 of Panda Global Energy Company and Panda Global Holdings, Inc. of our report dated April 9, 1997 on the consolidated financial statements of Panda Global Energy Company and Panda Global Holdings, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP



Dallas, Texas

September 5, 1997